Service Office:	Application For Individual Life Insurance
Life New Business 30 Dan Rd, Suite 55765	JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK
Canton, MA 02021-2809	(hereinafter referred to as The Company)

If applying for Survivorship Coverage, please also complete Survivorship Supplement for Second Life, Form NB5211NY.

Print and use black ink. Any changes must be initialed by the Proposed Insured and the Policy Owner.

IMPORTANT NOTICE: Your application is a critical source of information for consideration of your request for insurance coverage.

Therefore:

•	We strongly urge you to be complete and accurate in your responses so that we may provide you with the best coverage we can.

•

If we determine that your answers on this application are incorrect, incomplete, or untrue, it will delay your application, and if this application contains a material misrepresentation The Company may have the right to deny benefits or terminate coverage.

SECTION A: Proposed Insured

1. Name FIRST MIDDLE LAST	2. Sex ☐ Male ☐ Female

3. Date of Birth MONTH DAY YEAR	4. Place of Birth STATE/COUNTRY	5. Social Security Number

6. Driver’s License Number/State	7. Citizenship ☐ US ☐ Non US - Country of Citizenship Type of Green Card/VISA

8. Primary Residence STREET ADDRESS CITY STATE ZIP CODE

9. Telephone Numbers PERSONAL BUSINESS	10. Email Address	Your email is required so we may communicate with you about your policy online
11. Occupation ☐ Job/Duties Employed by
☐ Student ☐ Homemaker ☐ Unemployed ☐ Retired ☐ Other
12. Are you currently a member of the armed forces, including the reserves? ☐ Yes ☐ No If Yes, complete Military Personnel Financial Services Disclosure Regarding Insurance Products, Form NB5109NY

13. Gross Annual Household Income Salary $ Other $	14. Household Net Worth $

15. In the last 5 years, has the Proposed Insured or any business of which he/she is a partner/owner/executive been bankrupt, had any liens, judgements or other similar financial difficulties?

      ☐ Yes    ☐ No - If Yes, provide details

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SECTION B: Policy Owner • Complete if Policy Owner is someone other than the Proposed Insured • List additional Policy Owners and details in SECTION L: ADDITIONAL INFORMATION

16.a. Policy Owner Type	b. Policy Owner Relationship
☐ Individual ☐ Business ☐ Existing Trust ☐ Trust to be Established	☐ Spouse ☐ Child ☐ Trust
If Trust Owner, complete the Trust Certification, Form PS5101NY	☐ Business Partner ☐ Employer
If Partnership Owner, complete the Partnership Statement, Form PS7800US	☐ Other
☐ Other

c. Name or Entity/Trust Name	FIRST	MIDDLE	LAST

d. Date of Birth or Trust Date (if applicable)	e. Social Security OR Tax ID
MONTH DAY YEAR	☐ SSN
☐ DOB
MONTH DAY YEAR	☐ Tax ID
☐ Trust Date

f. Address STREET ADDRESS CITY STATE ZIP CODE

g. Telephone Number	h. Email Address	Your email is required so we may communicate with you about your policy online
17. Multiple Policy Owners - Type of Ownership ☐ Joint with right of survivorship ☐ Tenants in common	18. Is the Policy Owner a Non US Person or a Non Resident Alien? ☐ Yes ☐ No If Yes, Complete IRS Form W-8BEN for individuals

      SECTION C: Beneficiary Information

      • This section is to be completed by the Policy Owner

      • Beneficiary listed in question 19 is always assigned as Primary

      • List additional beneficiaries in SECTION L: ADDITIONAL INFORMATION

19. a. Name or Entity/Trust Name FIRST MIDDLE LAST	b. Percentage %

c. Relationship to Proposed Insured	d. Date of Birth or Trust Date (if applicable)
☐ Spouse ☐ Child ☐ Trust ☐ Business Partner	MONTH DAY YEAR
☐ Employer ☐ Other	☐ DOB
MONTH DAY YEAR
☐ Trust Date

e. Social Security OR Tax ID ☐ SSN ☐ Tax ID	f. Telephone Number
g. Email Address

h. Address STREET ADDRESS CITY STATE ZIP CODE
20. a. Name or Entity/Trust Name FIRST MIDDLE LAST	b. Percentage %

c.	d. Relationship to Proposed Insured	e. Date of Birth or Trust Date (if applicable)
☐ Primary	☐ Spouse ☐ Child ☐ Trust ☐ Business Partner	MONTH DAY YEAR ☐ DOB
☐ Secondary	☐ Employer ☐ Other	MONTH DAY YEAR
☐ Trust Date

f. Social Security OR Tax ID	g. Telephone Number
☐ SSN
☐ Tax ID	h. Email Address
i. Address STREET ADDRESS CITY STATE ZIP CODE

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SECTION D: Coverage Details • This section is to be completed by the Policy Owner

21.

Flexible Premium Products

☐ Universal Life If applying for Indexed UL, complete Indexed UL – Premium and Segment

 Proceeds Allocation Instructions, Form NB5176NY

☐ Variable Universal Life Complete Fund Allocation, Form NB5136NY

a. ☐ Single Life ☐ Survivorship Complete Survivorship Supplement for Second Life, Form NB5211NY

b. ☐ Base Face Amount $

☐ Supplemental Face Amount $ (not available with all products)

☐ Level ☐ Increasing by % for Years

☐ Customized Increasing Schedule Complete Customized Schedule, Form NB5064NY

c. Initial Premium Amount $ Planned Premium Amount $

d. Death Benefit Option ☐ Option 1 (Death Benefit = Face Amount) ☐ Option 2 (Death Benefit = Face Amount + Policy Value)

e. Life Insurance Qualification Test

☐ Guideline Premium - Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single Premium, or (b) the sum of the Guideline Level Premiums to such date.

☐ Cash Value Accumulation - Under this test, the Policy Value may not at any time exceed the net single premium.

f. Riders and Benefits (Refer to instruction page for riders and benefits available per product)

    ☐ Acceleration of Death Benefit for Qualified Long-Term Care Services Rider

         Complete Application Supplement (Long-Term Care Rider), Form NB5018NY

    ☒ Accelerated Death Benefit (for terminal illness)

Note: Receipt of accelerated death benefits may affect eligibility for public assistance programs and may be taxable.

See Declaration 6 on page 10 of this application for important information about the Accelerated Death Benefit Rider.

    ☐ Cash Value Enhancement Rider                                  ☐ Extended No-Lapse Guarantee Rider

    ☐ Healthy Engagement (Vitality) Rider                              Not all fund investment options are available with this rider

    ☐ Disability Payment of Specified Premium Rider         ☐ Estate Preservation Rider         ☐ Overloan Protection Rider

Monthly Specified Amount $                                       ☐ Policy Split Option Rider

    ☐ Disability Waiver of Monthly Deductions Rider         ☐ Return of Premium Rider (Death Benefit Option 1 only)

Note: If this rider is attaching to a Flexible Premium     Percentage of premiums to be returned at death

product, your policy may lapse, despite the benefit.          (Whole numbers only. Maximum 100%)                 %

22.	Term Products ☐ Protection Term: ☐ 1 Year ☐ 10 Years ☐ 15 Years ☐ 20 Years ☐ 30 Years

a. Face Amount $

b. Riders and Benefits (if applicable)

☐ Total Disability Waiver

☒ Accelerated Death Benefit (for terminal illness)

Note: Receipt of accelerated death benefits may affect eligibility for public assistance programs and may be taxable.

See Declaration 6 on page 10 of this application for important information about the Accelerated Death Benefit Rider.

☐ Healthy Engagement (Vitality) Rider

When you select this rider, the Vitality Program will be included with your Protection Term Life insurance policy. Your premiums may stay level or decrease (but never increase) based on insured’s participation in the program. The Healthy Engagement Rider can be dropped at any time.

23.	If an additional policy is being applied for by the Policy Owner in a separate application, state plan and face amount. Plan Name Face Amount $

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SECTION E: Term Conversion – Complete only if applying for an increased amount or additional benefits.

24. Term Life Policy No.                                                        Name of Proposed Insured

Name of Owner (if other than Proposed Insured)

This application is for ☐ An increased amount of insurance:  a. Face Amount under the Term Life Policy $

                                                                                                             b. Increased amount being applied for $

                                             ☐ Additional benefits (including Survivorship) that are not provided under the Term Life Policy.

                                                  Complete the Coverage Details section for benefits being applied for.

      SECTION F: Purpose and Funding Information

      • This section is to be completed by the Policy Owner

      • List additional information in SECTION L: ADDITIONAL INFORMATION

      • All Premium Notices and Correspondence are sent to the Policy Owner at the address provided in Section B

25. a. Billing Method

 ☐ Pre-Authorized Payment Plan Complete Request for Pre-Authorized Payment Plan, Form NB5087NY

 ☐ Direct Bill (not available for monthly billing)

b. Please select billing frequency

            ☐ Annual         ☐ Semi-Annual         ☐ Quarterly        ☐ Monthly (Pre-Authorized Payment Plan only)

26. Existing Life Insurance

a. Does the Policy Owner have any existing life insurance and/or annuities with this or any other company?

    ☐ Yes If Yes, refer to the Instructions for Application for Individual Life Insurance regarding additional required Replacement forms

    ☐ No

b. Is this insurance intended to replace any existing life insurance policies and/or annuities, or are you, the Policy Owner, considering using funds from existing policies or annuities to pay premiums on the new policy?

    ☐ Yes If Yes, refer to the Instructions for Application for Individual Life Insurance regarding additional required Replacement forms

    ☐ No

27. Purpose of Insurance

☐ Income Replacement      ☐ Estate Planning

☐ Business Insurance Complete Financial Supplement for Business Insurance, Form NB5124NY

☐ Other - give details

28. Lapse Notification Handling

Secondary Addressee: In addition to the Policy Owner, The Company will mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information for the Secondary Addressee:

a. Name FIRST MIDDLE LAST	b. Date of Birth MONTH DAY YEAR

c. Address       STREET ADDRESS                                CITY                             STATE                         ZIP CODE

29. a.  Other than the Policy Owner, Proposed Insured(s) and beneficiaries specified herein, does or will any person or entity have any right, title or interest in any policy issued as a result of this application?

  ☐ Yes    ☐ No - If Yes,  give details

b. Have you been offered money or other consideration by any person or entity in connection with this application?

  ☐ Yes    ☐ No - If Yes,  give details

SECTION F: Purpose And Funding Information continues on next page

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SECTION F: Purpose And Funding Information (continued)

30. Premium (Payment) Source

      ☐ Income

      ☐ Liquidated Assets - give details

      ☐ Proceeds from Sold or Viaticated policy -  give details

      ☐ Loan If you checked Loan, complete Question 31 a, b, and c

      ☐ Other - give details

31. a. Name all lenders involved	b. What amount and type of collateral is required to secure the loan and/or loans? Amount $ Type of collateral
c. In addition to repayment of principal and interest, are there other fees, charges or other consideration to be paid? ☐ Yes ☐ No - If Yes, give details
SECTION G: Existing, Replacement, And Pending Insurance Information • This section is to be completed by the Proposed Insured • List additional policies in SECTION L: ADDITIONAL INFORMATION

32. a.  Is the Proposed Insured under this application also an insured on any other existing life insurance policy, including any policy that has been sold, assigned, transferred or settled?

          ☐ Yes    ☐ No If you checked Yes, complete Question 32b

      b. If Yes, provide details for each existing Life Insurance policy on the Proposed Insured with all companies

	INSURANCE PURPOSE		YEAR ISSUED	SURVIVORSHIP		INTEND TO REPLACE		1035 EXCHANGE		SOLD, ASSIGNED TRANSFERRED OR SETTLED		FACE AMOUNT INCLUDING RIDERS
INSURANCE COMPANY	PERSONAL	BUSINESS		YES	NO	YES	NO	YES	NO	YES	YEAR
	☐	☐		☐	☐	☐	☐	☐	☐	☐		$
	☐	☐		☐	☐	☐	☐	☐	☐	☐		$

33. a.  If life insurance coverage is being applied for on the Proposed Insured with any other company, provide the face amount of all applications and name of the life insurance company. Do not include informal inquiries.

       If “None” check this box  ☐

INSURANCE COMPANY	FACE AMOUNT INCLUDING RIDERS
$
$
b. What is the total amount of new Life Insurance coverage that you plan to accept with all companies including this application? $

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SECTION H: Personal Information • This section is to be completed by the Proposed Insured as it pertains to his or her own personal history

The information you provide in this application is critical to our consideration of your request for insurance coverage. You are strongly urged to answer all questions completely and accurately so that we may provide you with the best coverage we can. We will seek information from other sources to assist us with evaluating your application, potentially including your health care provider. If your answers are incorrect, incomplete or untrue, it will delay your application, and if this application contains a material misrepresentation The Company may have the right to deny benefits or terminate coverage. Please know that your personal information, including health information, is protected by The Company and only used by The Company to do business with you, and as permitted or required by law.

34. a. Primary Physician Name FIRST LAST	☐ Check if Proposed Insured does not have a physician
b. Address STREET ADDRESS CITY STATE ZIP CODE	c. Telephone Number

d. Date of last visit MONTH DAY YEAR	e. Reason for last visit, outcome and treatment prescribed

35. a. Name of Medical Group/Health Care Provider (if applicable)

b. Name of Health Insurance Provider (if applicable)

36.  Provide name, address, and phone number of any other specialists or licensed member of the medical profession consulted in the past 24 months.

•   If you need more space, continue listing in SECTION L: ADDITIONAL INFORMATION.

37.  Describe your complete tobacco/nicotine products usage history, including but not limited to: cigarettes, e-cigarettes, cigars, pipe, chewing tobacco, snuff, hookah, nicotine patch, nicotine gum. Note: Tobacco use does not automatically nor necessarily result in denial of coverage.

•   If products used exceed the allotted space below, list the remainder in SECTION L: ADDITIONAL INFORMATION

TYPE OF PRODUCT	QUANTITY AND UNIT (Ex. Packs, cigarettes, patches, etc.)	FREQUENCY	DATE LAST USED (MONTH/YEAR)

	# Unit Type	☐ Day ☐ Month ☐ Year

	# Unit Type	☐ Day ☐ Month ☐ Year
☐ I have never used nicotine/tobacco products SECTION H: Personal Information continues on next page

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SECTION G: Personal Information (continued)
38. Describe your marijuana use in the past 5 years. NOTE: Marijuana use does not automatically nor necessarily result in denial of coverage
PURPOSE ☐ Recreational/Social ☐ Medicinal – Provide Prescription Card ID	Date Last Used MONTH YEAR

FREQUENCY times per ☐ Day ☐ Month ☐ Year	DELIVERY METHOD ☐ Ingested ☐ Vaporized ☐ Inhaled
☐ I have not used marijuana in the past 5 years
SECTION H: Lifestyle Information • This section is to be completed by Proposed Insured as it pertains to his or her own lifestyle history
39. Describe your exercise routine, such as walking, running, treadmill, swimming, aerobics, strength training, cycling, sports or yoga.
• If exercises exceed the allotted space below, list the remainder in SECTION K: ADDITIONAL INFORMATION

TYPE OF EXERCISE	FREQUENCY	TIME SPENT PER SESSION
	☐ Daily ☐ 1-3 x/week ☐ 4-6 x/week	hours minutes
	☐ Daily ☐ 1-3 x/week ☐ 4-6 x/week	hours minutes

☐ I do not participate in an exercise routine

40. Have you ever had an application for life insurance declined, postponed, rated substandard, modified, requiring extra premium, or offered less than applied for by any company?

      ☐ Yes    ☐ No

      If Yes, give details of decision type,  reason and date

41. In the past 12 months, have you missed more than 10 consecutive days of work, school, or your daily/regular activities because of illness, injury, or medical treatment?

      ☐ Yes     ☐ No

      If Yes, provide details

SECTION H: Lifestyle Information continues on next page

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SECTION I: Lifestyle Information (continued)

42.  Do you expect to travel outside the U.S. or Canada, or change your country of residence in the next 2 years?

☐ Yes    ☐ No

If Yes, give details of location (city/country), purpose, frequency and duration

43.  Have you ever flown or intend to fly in the next 2 years as a student pilot, licensed pilot, or crew member in any aircraft, including ultralight planes?

☐ Yes    ☐ No If Yes, complete Aviation Questionnaire, Form NB5009NY

44.  Please indicate any of the following activities you participate in or have participated in, within the last 2 years:

☐ Motorcycle racing                 ☐ Scuba diving        ☐ Power boat racing             ☐ Skydiving/Parachuting

☐ Mountain climbing                ☐ Ballooning           ☐ Hang-gliding                     ☐ Backcountry skiing/snowmobiling

☐ Bungee/base jumping            ☐ Heli skiing           ☐ Motor vehicle racing         ☐ I do not participate in any of these activities

If any activities selected, complete Avocation Questionnaire, Form NB5010NY

45.  Please indicate which of the following apply to your driving history:

☐ Cited for 1 or more moving violations in the past 2 years        ☐ Convicted of driving while intoxicated or otherwise impaired

☐ License is currently revoked or suspended                                ☐ None of these apply to me

46.  Have you ever been convicted of, or are you currently awaiting trial for any infraction, misdemeanor or felony?

☐ Yes    ☐ No

If Yes, give details of type, date, city/state of felony and/or crime and if currently on probation or parole

SECTION J: Juvenile Insurance • Complete only if Proposed Insured is under age 18
47. a. Are all siblings equally insured? ☐ Yes ☐ No If No, give details b. Amount of life insurance currently in force or pending for:

Mother $ Company: If none, provide reason:

Father $ Company: If none, provide reason:

Guardian $ Company: If none, provide reason:

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SECTION K: Temporary Life Insurance Agreement Application

•  You may be eligible for Temporary Life Insurance Coverage. Please speak with your Agent/Representative for further information. This section is to be completed only if you are applying for Temporary Life Insurance.

Instructions for Agent/Representative

•  Money may only be collected with this application and the Temporary Life Insurance Receipt and Agreement, Form NB5004NY may only be issued if:

1. questions 48, 49 and 50 are answered “No”,

2. the Proposed Insured is age 20 to 70, and

3. the amount applied for under this application is not greater than $10,000,000 (single life) or $15,000,000

(survivorship).

Note: Temporary Life Insurance questions must be answered by both insureds if Survivorship coverage is being applied for. See Survivorship Supplement for Second Life, Form NB5211NY.

48. Within the last 24 months, has the Proposed Insured under this application:	PROPOSED INSURED
a. consulted a licensed member of the medical profession for, been diagnosed with or been treated for any heart problem, stroke or cancer?	☐ Yes ☐ No
b. received a recommendation (excluding HIV) from a licensed member of the medical profession for any consultation, testing, investigation or surgery that has not yet been completed?	☐ Yes ☐ No
c. been declined for life insurance?	☐ Yes ☐ No
49. Other than planned routine check-ups, are there pending medical tests or follow-up for medical concerns or symptoms (excluding HIV) for which a licensed medical professional will be consulted?	☐ Yes ☐ No
50. Does the Proposed Insured reside outside the United States more than 6 months per year?	☐ Yes ☐ No

SECTION L: Additional Information

•  This is an additional section if more space is required for any of the previous sections, e.g. listing additional beneficiaries from SECTION C, listing additional policies from SECTION G, listing additional tobacco products, from SECTION H, etc. If you need additional space, please use the Question Continuation Page, Form NB5171NY.

SECTION	QUESTION NUMBER	DETAILS

SECTION M: Special Instructions • If you need additional space to answer any of the questions, please use the Question Continuation Page, Form NB5171NY.

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SECTION N: Declarations • Read the following carefully and sign next page

The Proposed Insured (or Parent or Guardian) and Policy Owner declare that the statements and answers in this application and any form that is made part of this application are complete and true to the best of their knowledge and belief. All such statements and answers are representations, not warranties.

In addition, I/we understand and agree that:

1.

Policy Application: The statements and answers in this application, which include any supplemental form relating to health, aviation practices or lifestyle of the Proposed Insured, will become part of the insurance policy issued as a result of this application. No information about me will be considered to have been given to The Company unless it is stated in the application or any form that is made part hereof.

2.	Policy Effective Date:

a)

Any life insurance policy issued as a result of this application will be effective on the later of the date the first premium has been paid in full and the date the policy has been delivered to the Policy Owner, provided that the Proposed Insured is still living and nothing has occurred that would require a change in any statement or answer in any part of the application, including any supplemental forms, in order to make the statement or answer true and complete as of the date this policy becomes effective. If there has been such an occurrence: (i) if there is no Temporary Life Insurance Agreement (TIA) coverage, the policy will not be put into effect, and (ii) if there is TIA coverage and the TIA has not ended, the policy will be put into effect but only to the limit of the TIA coverage amount.

b)

If premiums are paid prior to delivery of the policy and the terms and conditions of the TIA are satisfied, insurance prior to the effective date shall be provided under the TIA and according to its terms.

c)

Only an officer of The Company may make, modify, or discharge any insurance contract on its behalf. No agent has the authority to: (i) accept risks; (ii) determine insurability; (iii) make or modify any contractual provision; or (iv) waive any of The Company’s rights or requirements.

3.

Employer Owned Policies: Under IRC Section 101(j), the Proposed Insured confirms that they have received, prior to issue, written notice that indicates: (i) the employer’s intent to insure the Proposed Insured, (ii) the maximum amount of the insurance to be issued on the life of the Proposed Insured and (iii) that the employer will be the beneficiary of the new policy. The Proposed Insured also confirms that they have provided written consent to being insured and that such coverage may continue after employment terminates.

4.

Variable Policies: I/We acknowledge that the policy values that are based on the separate account assets are not guaranteed and will decrease or increase with investment experience. I/We acknowledge receipt of the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I/We have reviewed the prospectuses and supplements and to the best of my/our knowledge and belief, the variable life policy is consistent with my/our insurance needs, investment objections and investment risk tolerance.

5.

Flexible Premium Policies: I/We understand that I/we may need to pay additional premiums in addition to the Planned Premium if the current policy charges or actual interest rate credited/investment performance are different from the assumptions used in the illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied).

6.	Accelerated Death Benefit: RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS AND MAY BE TAXABLE.

Accelerated Death Benefit (for terminal illness): A discount is associated with the acceleration of death benefits. We reserve the right to charge an administrative fee of up to $150.

Acceleration of Death Benefit for Qualified Long-Term Care Services Rider: There is a monthly charge for this rider. The rider charge varies based on the Monthly Acceleration Percentage and Accelerated Benefit Percentage elected by the Policy Owner. The maximum rate per $1000 of the Rider Net Amount at Risk is 0.90160. For more information, please contact your Agent/Representative.

7.	Temporary Insurance Coverage: If coverage under a TIA is applied for, I have received, read and agree to the terms and conditions of the Temporary Life Insurance Receipt and Agreement, Form NB5004NY.

8.

Healthy Engagement Benefit: If a policy is issued with the Healthy Engagement rider or benefit (the Benefit), the Proposed Insured will receive a membership in a healthy engagement program offered by a third party program provider. By applying for the Benefit, the Proposed Insured authorizes The Company to share his/her personal information, including certain health information, with the provider in connection with the registration for the program and administration of the Benefit. The Proposed Insured understands and agrees that (i) his/her program membership will be subject to the provider’s privacy policy and terms and conditions of membership, which the Proposed Insured should read prior to joining the program, and (ii) he/she will be asked to authorize the provider to share his/her health, lifestyle, medical or other personal information with The Company. The Proposed Insured will not be eligible to participate in the program if the terms and conditions of membership are not accepted. Upon termination of the policy or rider, as applicable, the program membership will terminate and access to further benefits and incentives, if any, will cease as provided in the terms and conditions. The Company is not responsible or liable for any damage, loss or injury arising out of the Proposed Insured’s participation in any third party healthy engagement programs or receipt of any products or services provided through such programs.

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SECTION O: Authorization • Read carefully and sign below

l, THE PROPOSED INSURED, AUTHORIZE:

1. The Company to obtain consumer reports including but not limited to motor vehicle records and investigative consumer reports on me.

2. Any medical professional, medical care provider, hospital, clinic, laboratory, pharmacy or pharmacy benefit manager, electronic health record provider, insurance company, the MIB, Inc. (“MIB”) or any other similar person or organization to disclose health information about me or any minor child who is to be insured. Health information includes: (i) my entire medical record and medical history, prescription history, and other health information; (ii) confidential information related to Human Immunodeficiency Virus (HIV), other communicable diseases, alcohol and drug treatment, and mental illness (excluding psychotherapy notes) and (iii) genetic information and genetic test results. Health information also includes substance abuse records from federally-assisted education, training, treatment, rehabilitation or research programs.

3. Any financial professional, CPA, personal banker or any other similar person or organization to disclose financial/net worth information about me.

Such disclosure of my information may be made to The Company, its affiliated companies, agents, service providers, reinsurers, MIB or any person or entity entitled to receive such information by law or as I may further consent.

Notwithstanding the foregoing, medical information disclosed pursuant to this authorization will not be released to an agent without my prior written consent.

Information collected under this authorization will be used to evaluate my application for insurance, identify any misrepresentation in the information provided by me in this application, for reinsurance or other insurance purposes. I authorize The Company, or its reinsurers, to make a brief report of my health information to MIB.

This authorization is valid for 24 months from the date shown below. A photocopy of this authorization will be as valid as the original. I am entitled, or my authorized representative is entitled, to a copy of this authorization.

I understand that I can revoke this permission to collect information at any time by providing written notification to John Hancock Life Insurance Company of New York at the Service Office address (page 1) Attention: Chief Underwriter. I understand that a revocation is not effective to the extent that any person or entity has already relied on this authorization to disclose or use information about me.

I acknowledge receipt of the Notice of Disclosure of Information relating to the underwriting process, investigative consumer reports and the MIB.

SECTION P: Signatures • If the Proposed Insured is under age 14 years and 6 months, a Parent or Guardian must sign the Proposed Insured Signature Line and include relationship.

SIGNED AT CITY STATE THIS DAY OF YEAR

X
SIGNATURE OF POLICY OWNER (PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

X
SIGNATURE OF PROPOSED INSURED IF OTHER THAN POLICY OWNER
AGENT SIGNATURE I certify that all the information supplied by the Proposed Insured and Owner(s) has truly and accurately been recorded on the application.

X
	SIGNATURE OF AGENT/REPRESENTATIVE	DATE

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